EXHIBIT 99.1
EXHIBIT TO FORM SD - REPORTING OF PAYMENTS TO GOVERNMENTS
The following tables display the country consolidated view of the relevant payments to governments made by government and payment type and by project and payment type during the year ended December 31, 2024. The alternative reports listed in Form SD also appear as part of this exhibit.

Argentina

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Ministerio de Infraestructura	—	—	—	—	—	0.7	—	—	0.7
Provincia del Neuquén	—	1.2	29.4	—	—	0.4	—	—	31.0
Total	—	1.2	29.4	—	—	1.1	—	—	31.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Neuquén-Onshore-Oil & Gas	—	1.2	29.4	—	—	1.1	—	—	31.7
Total	—	1.2	29.4	—	—	1.1	—	—	31.7
Payments made in Argentine Peso
Well method of extraction for all projects

Australia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Australian Energy Market Operator (AEMO)	—	—	—	—	—	0.4	—	—	0.4
Australian Taxation Office	—	1,324.9	—	—	—	—	—	—	1,324.9
Department of Energy, Environment and Climate Action	—	—	—	—	—	0.1	—	—	0.1
Energy Safe Victoria	—	—	—	—	—	0.6	—	—	0.6
Environmental Protection Authority	—	—	—	—	—	0.4	—	—	0.4
Gippsland Water	—	—	—	—	—	2.8	—	—	2.8
Mornington Peninsula Shire Council	—	—	—	—	—	0.2	—	—	0.2
National Offshore Petroleum Safety and Environmental Management Authority (NOPSEMA)	—	—	—	—	—	5.6	—	—	5.6
State Revenue Office Victoria	—	—	—	—	—	1.9	—	—	1.9
The National Offshore Petroleum Titles Administrator (NOPTA)	—	—	—	—	—	0.9	—	—	0.9
Wellington Shire Council	—	—	—	—	—	2.7	—	—	2.7
Total	—	1,324.9	—	—	—	15.7	—	—	1,340.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Victoria-Offshore-Bass Strait-Oil & Gas	—	259.2	—	—	—	12.8	—	—	271.9
Western Australia-Offshore-Indian Ocean-Oil & Gas	—	22.3	—	—	—	—	—	—	22.3
Entity Level Payment	—	1,043.4	—	—	—	3.0	—	—	1,046.4
Total	—	1,324.9	—	—	—	15.7	—	—	1,340.7
Payments made in Australian Dollar
Well method of extraction for all projects

Azerbaijan

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
State Tax Services of the Republic of Azerbaijan	—	24.9	—	—	—	—	—	—	24.9
Total	—	24.9	—	—	—	—	—	—	24.9

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Baku-Offshore-Caspian Sea-Oil & Gas	—	24.9	—	—	—	—	—	—	24.9
Total	—	24.9	—	—	—	—	—	—	24.9
Payments made in US Dollar
Well method of extraction for all projects

Bangladesh

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
PetroBangla	—	—	—	—	—	1.2	—	—	1.2
Total	—	—	—	—	—	1.2	—	—	1.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Cox’s Bazar-Offshore-Bay of Bengal-Gas	—	—	—	—	—	1.2	—	—	1.2
Total	—	—	—	—	—	1.2	—	—	1.2
Payments made in US Dollar
Well method of extraction for all projects

Brazil

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Fundacao Coordenacao de Projetos, Pesquisas e Estudos Tecnologicos	—	—	—	—	—	—	—	7.0	7.0
Fundacao da Universidade Federal do Parana	—	—	—	—	—	—	—	0.3	0.3
Fundacao de Apoio a Servicos Tecnicos, Ensino e Fomento a Pesquisas	—	—	—	—	—	—	—	2.5	2.5
Fundacao de Apoio a Universidade de Sao Paulo	—	—	—	—	—	—	—	2.7	2.7
Fundacao de Apoio a Universidade Federal do Rio Grande do Sul	—	—	—	—	—	—	—	0.9	0.9
Fundacao de Apoio a Universidade Federal Rural do Rio de Janeiro	—	—	—	—	—	—	—	0.3	0.3
Fundacao de Ciencia Aplicacoes e Tecnologia Espaciais	—	—	—	—	—	—	—	0.2	0.2
Fundacao de Desenvolvimento da Pesquisa	—	—	—	—	—	—	—	1.4	1.4
Fundacao de Desenvolvimento da Unicamp	—	—	—	—	—	—	—	0.1	0.1
Fundo de Compensacao Ambiental	—	—	—	—	—	0.8	—	—	0.8
Ministerio da Fazenda	—	(1.1)	—	—	—	3.6	—	—	2.5
Total	—	(1.1)	—	—	—	4.4	—	15.3	18.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Rio de Janeiro-Offshore-Campos Basin-Oil & Gas	—	—	—	—	—	1.4	—	—	1.4
São Paulo-Offshore-Santos Basin-Oil & Gas	—	—	—	—	—	1.7	—	15.3	16.9
Sergipe-Offshore-Sergipe-Alagoas Basin-Oil & Gas	—	—	—	—	—	1.3	—	—	1.3
Entity Level Payment	—	(1.1)	—	—	—	—	—	—	(1.1)
Total	—	(1.1)	—	—	—	4.4	—	15.3	18.6
Payments made in Brazilian Real
Well method of extraction for all projects

Egypt

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Alexandria Naval Base	—	—	—	—	—	0.1	—	—	0.1
Egyptian Natural Gas Holding Company (EGAS)	—	—	—	—	2.1	—	—	—	2.1
National Institute of Oceanography	—	—	—	—	—	0.1	—	—	0.1
Total	—	—	—	—	2.1	0.2	—	—	2.3

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Al Iskandarīyah-Offshore-Mediterranean Sea-Oil	—	—	—	—	2.1	0.2	—	—	2.3
Total	—	—	—	—	2.1	0.2	—	—	2.3
Payments made in US Dollar
Well method of extraction for all projects

Equatorial Guinea

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Guinea Ecuatorial de Petróleos (GEPetrol)	26.5	—	—	—	—	—	—	—	26.5
Ministry of Mines and Hydrocarbons	—	—	99.8	—	—	5.1	—	1.5	106.3
Total	26.5	—	99.8	—	—	5.1	—	1.5	132.8

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bioko Norte-Offshore-Gulf of Guinea-Oil & Gas	26.5	—	99.8	—	—	5.1	—	1.5	132.8
Total	26.5	—	99.8	—	—	5.1	—	1.5	132.8
Payments made in Central African Franc
Well method of extraction for all projects
Production entitlement and royalties include in-kind payments valued pursuant to production agreements

Greece

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Hellenic Hydrocarbons and Energy Resources Management Company (HEREMA)	—	—	—	—	—	1.1	—	—	1.1
Total	—	—	—	—	—	1.1	—	—	1.1

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Kríti-Offshore-Cretan Sea-Oil	—	—	—	—	—	1.1	—	—	1.1
Total	—	—	—	—	—	1.1	—	—	1.1
Payments made in Euro
Well method of extraction for all projects

Indonesia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bojonegoro, Tuban, Blora Regency	—	—	—	—	—	—	0.6	—	0.6
Directorate General Of Land Transportation	—	—	—	—	—	0.2	—	—	0.2
Directorate General Of Marine Transportation	—	—	—	—	—	0.7	—	—	0.7
Directorate General Of Taxation	—	163.6	—	—	—	—	—	—	163.6
Pertamina Ep Cepu	515.2	—	—	—	—	—	—	—	515.2
Perusahaan Umum Perum Jasa Tirta	—	—	—	—	—	0.3	—	—	0.3
PT. Blora Patragas Hulu (Perseroda)	25.0	—	—	—	—	—	—	—	25.0
PT. Asri Dharma Sejahtera	51.3	—	—	—	—	—	—	—	51.3
PT. Petrogas Jatim Utama Cendana	25.7	—	—	—	—	—	—	—	25.7
PT. Sarana Patra Hulu Cepu	12.5	—	—	—	—	—	—	—	12.5
SKK Migas	3,129.5	—	—	—	—	1.2	—	—	3,130.7
Total	3,759.2	163.6	—	—	—	2.4	0.6	—	3,925.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Jawa Tengah-Onshore-Oil	3,759.2	163.6	—	—	—	2.4	0.6	—	3,925.7
Total	3,759.2	163.6	—	—	—	2.4	0.6	—	3,925.7
Payments made in Indonesian Rupiah and US Dollar
Well method of extraction for all projects
Production entitlements include in-kind payments valued pursuant to production agreements

Iraq

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
General Commission for Taxes	—	16.9	—	—	—	—	—	—	16.9
Total	—	16.9	—	—	—	—	—	—	16.9

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Al Başrah-Onshore-Oil	—	16.9	—	—	—	—	—	—	16.9
Total	—	16.9	—	—	—	—	—	—	16.9
Payments made in Iraqi Dinar
Well method of extraction for all projects

Kazakhastan

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Atyrau Tax Committee	—	8.3	—	—	—	4.0	—	—	12.3
KazTransOil	—	—	—	—	—	0.8	—	—	0.8
Total	—	8.3	—	—	—	4.8	—	—	13.1

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Atyrauskaya oblast'-Offshore-Caspian Sea- Kashagan Field-Oil & Gas	—	8.3	—	—	—	4.0	—	—	12.3
Entity Level Payment	—	—	—	—	—	0.8	—	—	0.8
Total	—	8.3	—	—	—	4.8	—	—	13.1
Payments made in Kazakhstani Tenge
Well method of extraction for all projects

Malaysia

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Inland Revenue Board of Malaysia	—	271.8	—	—	—	—	—	—	271.8
PETRONAS	2,267.5	57.3	443.0	—	—	—	—	—	2,767.8
Total	2,267.5	329.1	443.0	—	—	—	—	—	3,039.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Terengganu-Offshore-South China Sea-Oil & Gas	2,267.5	57.3	443.0	—	—	—	—	—	2,767.8
Entity Level Payment	—	271.8	—	—	—	—	—	—	271.8
Total	2,267.5	329.1	443.0	—	—	—	—	—	3,039.6
Payments made in Malaysian Ringgit and US Dollar
Well method of extraction for all projects
Production entitlement and royalties include in-kind payments valued pursuant to production agreements

Mozambique

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Instituto Nacional de Petroleo (INP)	—	—	—	—	—	14.8	—	—	14.8
Total	—	—	—	—	—	14.8	—	—	14.8

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Nampula-Offshore-Angoche Basin-Oil&Gas	—	—	—	—	—	14.8	—	—	14.8
Total	—	—	—	—	—	14.8	—	—	14.8
Payments made in US Dollar
Well method of extraction for all projects

Nigeria

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Akwa Ibom State Government	—	—	—	—	—	6.3	—	0.1	6.5
Federal Government	—	—	—	—	—	4.0	—	—	4.0
Federal Inland Revenue Service	—	1,345.0	—	—	—	2.8	—	—	1,347.7
Industrial Training Fund	—	—	—	—	—	0.8	—	—	0.8
Lagos State Board of Internal Revenue	—	0.4	—	—	—	—	—	—	0.4
Local Government	—	—	—	—	—	0.2	—	—	0.2
Niger Delta Development Commission	—	—	—	—	—	69.7	—	—	69.7
Nigeria Host Community Development Trust Fund	—	—	—	—	—	—	—	36.1	36.1
Nigerian Content Development and Monitoring Board	—	—	—	—	—	10.4	—	3.9	14.3
Nigerian National Petroleum Company (NNPC) Limited	275.3	—	—	—	—	4.4	—	—	279.7
Nigerian Upstream Petroleum Regulatory Commission c/o Nigerian Midstream and Downstream Petroleum Regulatory Authority	—	—	705.9	—	—	134.9	—	—	840.8
Other Federal Ministries	—	—	—	—	—	0.4	—	—	0.4
Total	275.3	1,345.4	705.9	—	—	233.9	—	40.1	2,600.7

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Akwa Ibom-Offshore-Atlantic Ocean (Bight of Benin)-Oil & Gas	41.5	—	89.7	—	—	9.3	—	—	140.5
Akwa Ibom-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	—	357.9	—	—	136.8	—	0.1	494.7
Cross River-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	—	—	—	—	—	—	3.9	3.9
Lagos-Offshore-Atlantic Ocean (Bight of Biafra)-Oil & Gas	—	0.4	—	—	—	—	—	—	0.4
Ondo-Offshore-Atlantic Ocean (Bight of Benin)-Oil & Gas	233.8	—	249.6	—	—	15.4	—	—	498.9
Rivers-Offshore-Atlantic Ocean-Oil & Gas	—	—	8.8	—	—	—	—	—	8.8
Entity Level Payment	—	1,345.0	—	—	—	72.5	—	36.1	1,453.5
Total	275.3	1,345.4	705.9	—	—	233.9	—	40.1	2,600.7
Payments made in Nigerian Naira and US Dollar
Well method of extraction for all projects
Production entitlements, royalties, and taxes include in-kind payments valued pursuant to production agreements

Papua New Guinea

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Conservation and Environment Protection Authority	—	—	—	—	—	0.6	—	—	0.6
Department of Petroleum & Energy	—	132.4	—	—	—	0.2	—	—	132.6
Department of Works	—	32.4	—	—	—	—	—	—	32.4
Internal Revenue Commission	—	357.1	—	—	—	—	—	—	357.1
Kumul Petroleum PNG Holdings Limited	—	—	—	323.7	—	—	—	—	323.7
Mineral Resources Development Company	—	—	—	73.2	—	—	—	—	73.2
Total	—	521.9	—	396.9	—	0.8	—	—	919.6

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Hela-Onshore-Oil & Gas	—	132.4	—	—	—	0.2	—	—	132.6
National Capital District (Port Moresby)-Onshore-Oil & Gas	—	1.4	—	—	—	0.1	—	—	1.5
Southern Highlands-Onshore-Oil & Gas	—	32.4	—	—	—	0.4	—	—	32.8
Western-Onshore-Oil & Gas	—	—	—	—	—	0.1	—	—	0.1
Entity Level Payment	—	355.7	—	396.9	—	—	—	—	752.6
Total	—	521.9	—	396.9	—	0.8	—	—	919.6
Payments made in Papua New Guinean Kina and US Dollar
Well method of extraction for all projects

Qatar

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
General Tax Authority	—	158.6	—	—	—	—	—	—	158.6
INJAZ Qatar Establishment	—	—	—	—	—	—	—	0.5	0.5
Ministry of Environment and Climate Change	—	—	—	—	—	—	—	0.2	0.2
Qatar Foundation	—	—	—	—	—	—	—	0.1	0.1
Qatar Museums Authority	—	—	—	—	—	—	—	1.3	1.3
Qatar University	—	—	—	—	—	—	—	0.5	0.5
QatarEnergy	1,583.9	—	—	24.3	—	—	—	0.6	1,608.8
Teach For Qatar	—	—	—	—	—	—	—	2.3	2.3
Total	1,583.9	158.6	—	24.3	—	—	—	5.6	1,772.3

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Ad Dawḩah-Offshore-Arabian Gulf-Gas	—	—	—	—	—	—	—	5.6	5.6
Al Khawr wa adh Dhakhīrah-Offshore-Arabian Gulf-Gas	1,583.9	158.6	—	24.3	—	—	—	—	1,766.8
Total	1,583.9	158.6	—	24.3	—	—	—	5.6	1,772.3
Payments made in Qatari Riyal and US Dollar
Well method of extraction for all projects
Production entitlements include in-kind payments valued pursuant to production agreements

Thailand

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Department of Mineral Fuels, Ministry Of Energy	—	—	4.2	—	—	—	—	—	4.2
Revenue Department	—	7.6	—	—	—	—	—	—	7.6
Total	—	7.6	4.2	—	—	—	—	—	11.9

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Khon Kaen-Onshore-Gas	—	7.6	4.2	—	—	—	—	—	11.9
Total	—	7.6	4.2	—	—	—	—	—	11.9
Payments made in Thai Baht
Well method of extraction for all projects

United Arab Emirates

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Department of Finance, Abu Dhabi	—	5,912.1	1,863.7	—	—	—	—	—	7,775.8
Total	—	5,912.1	1,863.7	—	—	—	—	—	7,775.8

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Abū Z̧aby-Offshore-Persian Gulf-Oil	—	5,912.1	1,863.7	—	—	—	—	—	7,775.8
Total	—	5,912.1	1,863.7	—	—	—	—	—	7,775.8
Payments made in US Dollar
Well method of extraction for all projects

United States of America

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Bureau of Land Management	—	—	45.5	—	—	0.2	—	—	45.7
Internal Revenue Service	—	1,406.8	—	—	—	—	—	—	1,406.8
Office of Natural Resources Revenue	—	—	914.2	—	—	10.6	—	—	924.8
Total	—	1,406.8	959.7	—	—	10.8	—	—	2,377.4

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Colorado-Onshore-Oil & Gas	—	—	13.2	—	—	—	—	—	13.2
Louisiana-Offshore-Gulf of Mexico-Oil & Gas	—	—	154.3	—	—	3.7	—	—	158.0
Louisiana-Onshore-Oil & Gas	—	—	1.2	—	—	—	—	—	1.2
Montana-Onshore-Oil & Gas	—	—	10.3	—	—	—	—	—	10.3
New Mexico-Onshore-Oil & Gas	—	—	585.5	—	—	0.2	—	—	585.7
North Dakota-Onshore-Oil & Gas	—	—	110.3	—	—	—	—	—	110.3
Oklahoma-Onshore-Oil & Gas	—	—	0.3	—	—	—	—	—	0.3
Texas-Offshore-Gulf of Mexico-Oil & Gas	—	—	3.3	—	—	6.9	—	—	10.2
Texas-Onshore-Oil & Gas	—	—	0.5	—	—	—	—	—	0.5
Wyoming-Onshore-Oil & Gas	—	—	80.8	—	—	—	—	—	80.8
Entity Level Payment	—	1,406.8	—	—	—	—	—	—	1,406.8
Total	—	1,406.8	959.7	—	—	10.8	—	—	2,377.4

Payments made in US Dollar
Well method of extraction for all projects

Supplemental Information:

We believe the total U.S. taxes and duties expense listed in companies’ publicly available financial statements are a better reflection of the contributions made to the U.S. governments. For 2024, the total U.S. taxes and duties expense for all ExxonMobil entities included in this Report exceeded $9 billion and represents approximately 68% of U.S. income before income taxes.*

Additionally, the tax payment number reported in the table does not reflect a reliable estimate for ExxonMobil's ultimate tax liability for the reporting year. The tax payment reported follows Form SD’s instructions and is net of all refunds (whether related to the reporting year or another year) and excludes both payments for the purchase of tax credits and payments related to the reporting year but made in prior or subsequent years. Additionally, it may include payments made in the reporting year but related to prior or subsequent years.

The table above only includes certain ExxonMobil payments to the U.S. Federal Government related to extractive activities as required by the Regulations. It is important to note that the Regulations do not require the inclusion of payments to U.S. State and Local entities which are significant. The U.S. reported payments on a comparable basis to the information reported for foreign countries is shown in Figure 1 below and reflects the over $3 billion in U.S. State and Local payments omitted by the Regulations, bringing the total payments in the U.S. to an estimated $5.8 billion.

Figure 1
.

U.S. State & Local	3,465.2
Total U.S. Government Payments	5,842.6

*To provide a clearer comparison with Section 13-q reporting, this 2024 calculation includes contributions by all entities acquired in 2024.

Vietnam

GOVERNMENT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Vietnam Oil and Gas Group (Petrovietnam)	—	—	—	—	—	—	—	0.2	0.2
Total	—	—	—	—	—	—	—	0.2	0.2

PROJECT (Millions of dollars)	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Infrastructure Improvements	Community & Social Responsibility	Total
Quang Nam-Offshore-Pacific Ocean-Gas	—	—	—	—	—	—	—	0.2	0.2
Total	—	—	—	—	—	—	—	0.2	0.2
Payments made in Vietnamese Dong
Well method of extraction for all projects

Registre de Commerce et des Sociétés
Numéro RCS : B72560
Référence de dépôt : L250289910
Déposé et enregistré le 27/08/2025

ExxonMobil Luxembourg et Cie
Société en Commandite par Actions

Report on Payments to Governments in respect of Extractive
Activities

Year ended December 31, 2024

20, rue de l’Industrie

L-8069 Bertrange

R.C.S. Luxembourg B 72 560

ExxonMobil Luxembourg et Cie SCA

Table of contents	Page(s)

Introduction	3

Definitions relating to reporting on payments to governments	3

Reporting principles	4

Reporting of payments	5-9

- Angola	5

- Cyprus	5

- Germany	6-7

- Guyana	8

- Namibia	8

- Netherlands	9

- Suriname	9

2

ExxonMobil Luxembourg et Cie SCA

Introduction

This consolidated report is prepared and published in accordance with the European Union directive 2013/34/EU and transposed into the Luxembourg law of December 18, 2015 regarding payments to governments for companies operating in the extractive industries, which modifies inter alia the law of August 10, 1915 on commercial companies, as amended (the “Law”) on behalf of ExxonMobil Luxembourg et Cie SCA (“ELEC”) and its subsidiaries.

Under the Law, ELEC is required to prepare a consolidated report on payments made to governments in relation to its extractive activities including subsidiaries included in its consolidated financial statements.

ELEC is an intermediate holding company. The ultimate parent is Exxon Mobil Corporation in Spring, Texas in the USA. ELEC and its subsidiaries (the “Group”) are involved in exploration, production, transportation and sale of crude oil and natural gas and the manufacture, transportation and sale of petroleum products and petrochemicals in addition to developing low carbon solutions.

Definitions relating to reporting on payments to governments

Activities within the scope of the report

This report includes all payments made to governments with respect to the group activities involving exploration, prospection, discovery, development, and extraction of minerals, oil, natural gas deposits or other materials, within the economic activities listed in Section B, Divisions 05 to 08 of Annex I to Regulation (EC) No 1893/2006 of the European Parliament and of the Council of 20 December 2006 establishing the statistical classification of economic activities NACE Revision 2 (cfr. Art. 1760-1 point 1° of the Law).

Government

A government is defined as national, regional or local authority of a member state or third party country. It includes a department, agency or undertaking controlled by that authority as defined in articles 1711-1 to 1711-3 of the Law (cfr. Art. 1760-1 point 3° of the Law).

Payments

Payments whether in money or in kind for the activities mentioned above of the following type:
-Production entitlements;
-Taxes levied on the income, production or profits of companies, excluding taxes levied on consumption such as value added taxes, personal income taxes or sales taxes;
-Royalties;
-Dividends;
-Signature, discovery and production bonuses;
-License fees, rental fees, entry fees and other considerations for licenses and/or concessions;
-Payments for infrastructure improvements (cfr. Art. 1760-1 point 5° of the Law).

Project

Project is defined as: the operation activities that are governed by a single contract, license, lease, concession or similar legal agreements and form the basis for payment liabilities with a government. Nonetheless, if multiple such agreements are substantially interconnected, this shall be considered a single project (cfr. Art. 1760-1 point 4° of the Law).
3

ExxonMobil Luxembourg et Cie SCA

Reporting principles

In accordance with the Law, ELEC has applied the following principles:

1.The consolidated report mentions:
a.Total amount of payments made to each government;
b.Total amount per type of payment made to each government;
c.Where those payments have been attributed to a specific project, the total amount per type of payment made for each such project and the total amount of payments for each such project.

2.Any payment, whether made as a single payment or as a series of related payments is not taken into account if it is below EUR 100 000 within a financial year (cfr. Art. 1760-3 (1) of the Law).

3.Payments made by the undertaking in respect of obligations imposed at entity level are disclosed at entity level rather than at project level if it is not possible to disaggregate the payment per project (cfr. Art. 1760-3 (2) last sub-paragraph of the Law).

4.Payments in kind are reported in value and, where applicable, in volume. Supporting notes provide an explanation on how their value has been determined (cfr. Art. 1760-3 (3) of the Law).

5.Disclosure of the payments referred to in this Article reflect the substance, rather than the form, of the payment or activity concerned. Payments and activities are not artificially split or aggregated to avoid the application of the Law (cfr. Art. 1760-3 (4) of the Law).

4

ExxonMobil Luxembourg et Cie SCA
Payments per country, per government and, where applicable, per project

The tables hereinafter show the payments made to governments by the Group on a government and, where applicable, on a project basis for each type of payment during the year ended December 31, 2024.

Angola
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Agencia Nacional de Petroleo e Gas	2,509,081	—	—	—	—	—	—	2,509,081
Ministerio das Financas	—	450,087	—	—	—	384	—	450,472
Ministerio dos Petroleos	—	6,444	—	—	—	—	—	6,444
Total	2,509,081	456,531	—	—	—	384	—	2,965,997
Production entitlement of 31,824 kbbls valued at a tax reference price ($78.84/bbl) issued by the Angola authorities

Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonus	Fees	Payments for infrastructure improvements	Total
Block 15	2,509,081	125,400	—	—	—	384	—	2,634,866
Block 17	—	266,777	—	—	—	—	—	266,777
Block 32	—	64,353	—	—	—	—	—	64,353
Total	2,509,081	456,531	—	—	—	384	—	2,965,997

Cyprus
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Ministry of Energy, Commerce, and Industry	—	—	—	—	—	1,866	—	1,866
Total	—	—	—	—	—	1,866	—	1,866
Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Block 5	—	—	—	—	—	321	—	321
Block 10	—	—	—	—	—	1,545	—	1,545
Total	—	—	—	—	—	1,866	—	1,866
5

ExxonMobil Luxembourg et Cie SCA
Germany

Payments by Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Bundeszentralamt fuer Steuern	—	169,278	—	—	—	—	—	169,278
Finanzamt fuer Grossunternehmen	—	69,671	—	—	—	—	—	69,671
Flecken Steyerberg	—	1,817	—	—	—	—	—	1,817
Finanzamt Berlin-Kreuzberg	—	121	—	—	—	—	—	121
Gemeinde Cappeln	—	304	—	—	—	—	—	304
Gemeinde Emsteck	—	644	—	—	—	—	—	644
Gemeinde Grossenkneten	—	3,462	—	—	—	—	—	3,462
Gemeinde Goldenstedt	—	180	—	—	—	—	—	180
Gemeinde Krummhoern	—	119	—	—	—	—	—	119
Gemeinde Lastrup	—	326	—	—	—	—	—	326
Gemeinde Neuenkirchen	—	110	—	—	—	—	—	110
Gemeinde Visbek	—	526	—	—	—	—	—	526
Gemeinde Wagenfeld	—	166	—	—	—	—	—	166
Gemeinde Wardenburg	—	421	—	—	—	—	—	421
Gemeinde Burgwedel	—	280	—	—	—	—	—	280
Gemeinde Doetlingen	—	1,243	—	—	—	—	—	1,243
Landeshauptstadt Hannover	—	4,672	—	—	—	—	—	4,672
Landesamt fuer Bergbau, Claustha	—	10,575	—	—	—	—	—	10,575
Samtgemeinde Barnstorf	—	130	—	—	—	—	—	130
Samtgemeinde Bothel	—	903	—	—	—	—	—	903
Samtgemeinde Hankensbuettel	—	461	—	—	—	—	—	461
Samtgemeinde Kirchdorf-Bahrenbor	—	796	—	—	—	—	—	796
Samtgemeinde Kirchdorf-Barenburg	—	1,363	—	—	—	—	—	1,363
Samtgemeinde Neuenhaus	—	761	—	—	—	—	—	761
Samtgemeinde Siedenburg	—	545	—	—	—	—	—	545
Samtgemeinde Sottrum	—	487	—	—	—	—	—	487
Samtgemeinde Uchte	—	591	—	—	—	—	—	591
Samtgemeinde Wathlingen	—	384	—	—	—	—	—	384
Samtgemeinde Zeven	—	123	—	—	—	—	—	123
Stadt Cloppenburg	—	322	—	—	—	—	—	322
Stadt Karlsruhe	—	406	—	—	—	—	—	406
Stadt Loeningen	—	187	—	—	—	—	—	187
Stadt Meppen	—	3,411	—	—	—	—	—	3,411
Stadt Sulingen	—	1,761	—	—	—	—	—	1,761
Stadt Vechta	—	1,034	—	—	—	—	—	1,034
Stadt Visselhoevede	—	229	—	—	—	—	—	229
Stadt Walsrode	—	614	—	—	—	—	—	614
Steuerkasse Koeln	—	855	—	—	—	—	—	855
Stadt Munster	—	241	—	—	—	—	—	241
Stadt Rotenburg (Wuemme)	—	183	—	—	—	—	—	183
Stadt Wildeshausen	—	227	—	—	—	—	—	227
Total	—	279,932	—	—	—	—	—	279,932
Bundeszentralamt fuer Steuern (169,278 K$) : EU Solidarity Contribution 2022, paid in 2024

6

ExxonMobil Luxembourg et Cie SCA

Payments by Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Lower Saxony	—	10,575	—	—	—	—	—	10,575
Other Germany	—	269,357	—	—	—	—	—	269,357
Total	—	279,932	—	—	—	—	—	279,932
Other Germany : Payments made in respect of obligations imposed at entity level
7

ExxonMobil Luxembourg et Cie SCA
Guyana
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Guyana Geology and Mines Commission	—	—	—	—	—	3,050	—	3,050
Ministry of Natural Resources	983,778	—	348,026	—	—	—	—	1,331,804
Environmental Protection Agency	—	—	—	—	—	353	—	353
Guyana Revenue Authority	—	1,236,161	—	—	—	—	—	1,236,161
Maritime Administration Department	—	—	—	—	—	1,540	—	1,540
Ministry of Culture, Youth, Sport	—	—	—	—	—	—	8,915	8,915
Total	983,778	1,236,161	348,026	—	—	4,943	8,915	2,581,822
Production entitlement of 28,073,185 BBLs is valued at the realization price issued in the press by the Ministry of Natural Resources offset by EMNI (ExxonMobil Net Interest) Taxes.

Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Canje	—	—	—	—	—	145	—	145
S8	—	—	—	—	—	2	—	2
Stabroek	983,778	1,236,161	348,026	—	—	4,796	8,915	2,581,675
Total	983,778	1,236,161	348,026	—	—	4,943	8,915	2,581,822

Namibia
Payments by Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Ministry of Finance	—	306	—	—	—	—	—	306
Ministry of Mines And Energy	—	—	—	—	—	229	—	229
Petrofund	—	—	—	—	—	513	—	513
Total	—	306	—	—	—	742	—	1,047
Payments by Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Block PEL86	—	102	—	—	—	81	—	183
Block PEL89	—	102	—	—	—	132	—	233
Block PEL95	—	102	—	—	—	529	—	631
Total	—	306	—	—	—	742	—	1,047
8

ExxonMobil Luxembourg et Cie SCA
Netherlands
Payments per Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Belastingdienst	—	99,234	2,945	—	—	—	—	102,179
Total	—	99,234	2,945	—	—	—	—	102,179
Belastingsdienst : includes (45,456 KEuro) for EU Solidarity Contribution 2022, paid in 2024

Payments per Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Other Netherlands	—	99,234	2,945	—	—	—	—	102,179
Total	—	99,234	2,945	—	—	—	—	102,179

Suriname
Payments by Government

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Staatsolie Maatschappij	—	—	—	—	—	246	—	246
Total	—	—	—	—	—	246	—	246
Payments by Project

in Thousands U.S. Dollars	Production Entitlements	Taxes	Royalties	Dividends	Bonuses	Fees	Payments for infrastructure improvements	Total
Global New Ops	—	—	—	—	—	246	—	246
Total	—	—	—	—	—	246	—	246
9

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Imperial Oil Limited
Reporting Year	From:	2024-01-01	To:	2024-12-31	Date submitted	2024-05-23
Reporting Entity ESTMA Identification Number	E425849		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Chris Leyerzapf				Date	2025-05-12
Position Title	Assistant Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Imperial Oil Limited					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E425849
Subsidiary Reporting Entities (if necessary)	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada	GOVERNMENT OF ALBERTA		254,330,000	1,584,820,000	22,820,000					1,861,970,000
Canada	REGIONAL MUNICIPALITY OF WOOD BUFFALO		52,230,000		270,000					52,500,000
Canada	GOVERNMENT OF SASKATCHEWAN				4,350,000					4,350,000
Canada	MUNICIPAL DISTRICT OF BONNYVILLE NO 87		30,450,000							30,450,000
Canada	TOWN OF NORMAN WELLS		5,510,000							5,510,000
Canada	GOVERNMENT OF CANADA		854,090,000	1,040,000	370,000					855,500,000
Canada	GOVERNMENT OF QUEBEC		18,070,000							18,070,000
Canada	ATHABASCA CHIPEWYAN FIRST NATION				3,860,000					3,860,000
Canada	FORT MCMURRAY #468 FIRST NATION				2,480,000					2,480,000
Canada	FORT MCKAY FIRST NATION				3,380,000					3,380,000
Canada	MIKISEW CREE FIRST NATION				4,760,000					4,760,000
Canada	COLD LAKE FIRST NATIONS				970,000					970,000
Canada	FORT MCKAY METIS COMMUNITY ASSOCIATION				670,000					670,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #1935 FORT MCMURRAY				1,610,000					1,610,000
Canada	ELIZABETH METIS SETTLEMENT				500,000					500,000
Canada	ONION LAKE CREE NATION				310,000					310,000
Canada	WHITEFISH LAKE FIRST NATION				170,000					170,000
Canada	HEART LAKE FIRST NATION				120,000					120,000
Canada	METIS NATION OF ALBERTA ASSOCIATION LOCAL #125 FORT CHIPEWYAN				1,980,000					1,980,000
Canada	BEAVER LAKE CREE NATION				410,000					410,000
Canada	BUFFALO LAKE METIS SETTLEMENT				460,000					460,000
Additional Notes:	This consolidated report includes payments for the period of January 1, 2024 to December 31, 2024, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
[2] Optional field.
[3] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[4] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Imperial Oil Limited					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E425849
Subsidiary Reporting Entities (if necessary)	E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	COLD LAKE	30,450,000	998,790,000	9,460,000					1,038,700,000
Canada	KEARL	52,230,000	585,810,000	23,640,000					661,680,000
Canada	OTHER OIL SANDS	1,126,500,000		8,100,000					1,134,600,000
Canada	CONVENTIONAL & OTHER		210,000	8,170,000					8,380,000
Canada	NORMAN WELLS	5,510,000	1,040,000	120,000					6,670,000
Additional Notes[3]:	This consolidated report includes payments for the period of January 1, 2024 to December 31, 2024, for the following reporting entities: E752542 Imperial Oil Resources Limited, E891279 Imperial Oil Resources N.W.T. Limited.
[1] Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
[2] When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.
[3] Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
Imperial Oil Limited Total	898.2	1,159.9	36.1	—	—	—	—	2,094.2

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Investments Company
Reporting Year	From:	2023-12-01	To:	2024-11-30	Date submitted	2025-04-25
Reporting Entity ESTMA Identification Number	E872118		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jim Burgess				Date	2025-04-25
Position Title	Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2024-11-30
Reporting Entity Name	ExxonMobil Canada Investments Company					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E872118
Subsidiary Reporting Entities (if necessary)	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	GOVERNMENT OF ALBERTA		13,330,000	30,000	180,000					13,540,000
Canada	GOVERNMENT OF CANADA		20,000	181,200,000	460,000					181,680,000
Canada -Newfoundland and Labrador	GOVERNMENT OF NEWFOUNDLAND & LABRADOR			195,900,000	200,000					196,100,000
Canada -Newfoundland and Labrador	CANADA NEWFOUNDLAND & LABRADOR OFFSHORE PETROLEUM BOARD				3,490,000					3,490,000
Additional Notes:
This consolidated report includes payments for the period of January 1, 2024 to November 30, 2024, for the following reporting entity: E188132 ExxonMobil Canada Properties
This consolidated report includes payments for the period of February 1, 2024 to November 30, 2024, for E151657 ExxonMobil Canada Energy,

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-12-01	To:	2024-11-30
Reporting Entity Name	ExxonMobil Canada Investments Company					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E872118
Subsidiary Reporting Entities (if necessary)	E821931 ExxonMobil Canada Ltd., E108786 ExxonMobil Canada Resources Company, E151657 ExxonMobil Canada Energy, E188132 ExxonMobil Canada Properties
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	HIBERNIA		203,310,000	480,000					203,790,000
Canada	HSE		65,440,000	120,000					65,560,000
Canada	HEBRON		108,350,000	1,520,000					109,870,000
Canada	CONVENTIONAL	11,330,000	30,000	170,000					11,530,000
Canada	OFFSHORE ATLANTIC			1,950,000					1,950,000
Canada	EXXONMOBIL CANADA INVESTMENT COMPANY	2,020,000							2,020,000	Payments not directly linked to a specific project, but levied at entity level.
Canada	KEARL			90,000					90,000
Additional Notes[3]:
This consolidated report includes payments for the period of January 1, 2024 to November 30, 2024, for the following reporting entity: E188132 ExxonMobil Canada Properties
This consolidated report includes payments for the period of February 1, 2024 to November 30, 2024, for E151657 ExxonMobil Canada Energy,

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Investments Company Total	9.6	275.0	3.2	—	—	—	—	287.9

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Energy
Reporting Year	From:	2024-12-01	To:	2025-01-31	Date submitted	2025-04-25
Reporting Entity ESTMA Identification Number	E151657		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jim Burgess				Date	2025-04-25
Position Title	Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-12-01	To:	2025-01-31
Reporting Entity Name	ExxonMobil Canada Energy					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E151657
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	GOVERNMENT OF ALBERTA				30,000					30,000
Additional Notes:	ExxonMobil Canada Energy payments for the period February 1, 2024 to November 30, 2024 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118).

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-12-01	To:	2025-01-31
Reporting Entity Name	ExxonMobil Canada Energy					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E151657
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	CONVENTIONAL			30,000					30,000
Additional Notes[3]:	ExxonMobil Canada Energy payments for the period February 1, 2024 to November 30, 2024 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118).

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Energy Total	—	—	0.0	—	—	—	—	0.0

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	ExxonMobil Canada Properties
Reporting Year	From:	2024-12-01	To:	2024-12-31	Date submitted	2025-04-25
Reporting Entity ESTMA Identification Number	E188132		¤ Original Submission
¡ Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Jim Burgess				Date	2025-04-25
Position Title	Controller

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-12-01	To:	2024-12-31
Reporting Entity Name	ExxonMobil Canada Properties					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E188132
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Newfoundland and Labrador	GOVERNMENT OF NEWFOUNDLAND & LABRADOR				1,040,000					1,040,000
Canada	GOVERNMENT OF CANADA			20,900,000						20,900,000
Canada -Alberta	GOVERNMENT OF ALBERTA				780,000					780,000
Canada -Newfoundland and Labrador	CANADA NEWFOUNDLAND & LABRADOR OFFSHORE PETROLEUM BOARD				3,550,000					3,550,000
Additional Notes:	ExxonMobil Canada Properties payments for the period January 1, 2024 to November 30, 2024 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118)

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-12-01	To:	2024-12-31
Reporting Entity Name	ExxonMobil Canada Properties					Currency of the Report			CAD
Reporting Entity ESTMA Identification Number	E188132
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	HIBERNIA		10,000	830,000					840,000
Canada	HSE			220,000					220,000
Canada	HEBRON		20,890,000	3,540,000					24,430,000
Canada	KEARL			780,000					780,000
Additional Notes[3]:	ExxonMobil Canada Properties payments for the period January 1, 2024 to November 30, 2024 have been consolidated within its parent - ExxonMobil Canada Investments Company's ESTMA report (E872118)

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
ExxonMobil Canada Properties Total	—	14.5	3.8	—	—	—	—	18.3

CountryCode	Government	PaymentType	Unit Measure	Volume	ValuationMethod	Currency	Amount	Company Name	CompanyNumber	Notes	Report Name	ReportEndDate	Version	ReportNotes
GBR	HM REVENUE & CUSTOMS	Tax	0	GBP	77591694	Esso Exploration and Production UK Limited	207426	Extractives Report	12/31/2024	1	All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.

Government	CountryCode	Amount	Currency	CompanyName	CompanyNumber	ReportEndDate	Version	Notes	ReportName	ReportNotes
HM REVENUE & CUSTOMS	GBR	77591694	GBP	Esso Exploration and Production UK Limited	207426	12/31/2024	1	Extractives Report	All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.

ProjectCode	ProjectName	CountryCodeList	PaymentType	Unit Measure	Volume	Valuation Method	Currency	Amount	CompanyName	CompanyNumber	Notes	Report Name	ReportEndDate	Version	ReportNotes
GB001	CENTRAL & NORTHERN NORTH SEA	GBR	Tax	0	GBP	-39832493	Esso Exploration and Production UK Limited	207426	ExxonMobil previously divested its interest in the Fulmar field. In 2024 ExxonMobil received a Petroleum Revenue Tax refund amounting to £17.6M which was subsequently passed on to the new owners net of any associated tax liability.	Extractives Report	12/31/2024	1	All of the entities' interests in the UK are operated by others.
															Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.
GB002	SOUTHERN NORTH SEA	GBR	Tax		0		GBP	-1142780	Esso Exploration and Production UK Limited	207426	Refunds result from the carry back of tax losses, resulting in a refund of taxes paid in prior years.	Extractives Report	12/31/2024	1
All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.

GB003	Esso Exploration and Production UK Limited	GBR	Tax		0		GBP	118566967	Esso Exploration and Production UK Limited	207426		Extractives Report	12/31/2024	1
All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.

ProjectName	ProjectCode	Amount	Currency	Company Name	CompanyNumber	ReportEndDate	Version	Notes	ReportName	ReportNotes
CENTRAL & NORTHERN NORTH SEA	GB001	-39832493	GBP	Esso Exploration and Production UK Limited	207426	12/31/2024	1	ExxonMobil previously divested its interest in the Fulmar field. In 2024 ExxonMobil received a Petroleum Revenue Tax refund amounting to £17.6M which was subsequently passed on to the new owners net of any associated tax liability.	Extractives Report	All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.
SOUTHERN NORTH SEA	GB002	-1142780	GBP	Esso Exploration and Production UK Limited	207426	12/31/2024	1	Refunds result from the carry back of tax losses, resulting in a refund of taxes paid in prior years.	Extractives Report	All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.
ESSO EXPLORATION AND PRODUCTION UK LIMITED	GB003	118566967	GBP	Esso Exploration and Production UK Limited	207426	12/31/2024	1	Extractives Report	All of the entities' interests in the UK are operated by others.
Payments are reported at an appropriate project level except for payments that are not attributable to a specific project which are reported at entity level.

(Millions of USD dollars)	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvements Payments	Total
Esso Exploration and Production UK Limited Total	99.5	—	—	—	—	—	—	99.5